                                                                  EXHIBIT 10.8
                            CONSULTING AGREEMENT
                             --------------------

WHEREAS, Claude S. Brinegar (hereinafter referred to as "Consultant") has agreed to provide consulting services to Union Oil Company of California, dba Unocal and Unocal Corporation (hereinafter jointly referred to as "Unocal") and

WHEREAS, Consultant and Unocal wish to establish the terms and conditions under which such services are to be rendered.

THEREFORE, Consultant and Unocal agree as follows:

1.  Period of Agreement
    -------------------

This Agreement shall be effective for a term beginning May 1, 1993 and ending on April 30, 1994. This Agreement shall automatically terminate on April 30, 1994 without the need for any prior notification. Consultant's confidentiality obligations and Unocal's rights in the work performed shall survive termination of this Agreement regardless of the time or reason for termination. This Agreement may only be extended for an additional term by written agreement of the parties and the prior approval of the Board of Directors.

2.  Services
    --------

Any consulting services shall be scheduled as mutually determined by Consultant and by Unocal Corporation's Chief Executive Officer (hereinafter "CEO"). No services shall be provided without the prior request of said CEO. Services in excess of 30 consulting days during the term of this Agreement shall require the prior written authorization of Unocal's CEO. Attendance at meetings other than at a Unocal location shall require prior written approval of Unocal's CEO if such attendance is to be treated as compensable under this Agreement.

During the period of this Agreement, Consultant may provide services for other clients and/or employers, subject to the confidentiality requirements of this Agreement and any other confidentiality agreement previously signed by Consultant. Consultant will not provide services for another client which could result in a conflict of interest. Therefore, Consultant agrees to inform Unocal in advance of providing services to other clients and/or employers.

3.  Fees and Expenses
    -----------------

Consultant's retainer shall be Thirty-Seven Thousand Five Hundred Dollars ($37,500) per year payable in monthly installments of Three Thousand One Hundred and Twenty-Five Dollars. If Consultant renders services for more than 15 calendar days during the term of this Agreement, such additional days shall be compensated at the rate of Two Thousand Five Hundred Dollars ($2500) per day. Consultant shall be entitled to reimbursement for reasonable travel and business expenses associated with the performance of services under this Agreement. Travel time to and from a consulting site shall not count as consulting time. Unocal shall provide Consultant with secretarial, clerical and analytic assistance at a Unocal office at Unocal's expense as reasonably necessary for Consultant to provide services hereunder.

Consultant shall submit an invoice for each month to the Office of Unocal's
CEO stating the services rendered, the consulting time and the amount of any reimbursable expenses, including appropriate documentation thereof. Payment for services will normally be made within 15 calendar days of the submission of such invoice.

4.  Independent Contractor
    ----------------------

Any services shall be performed by Consultant as an independent contractor. Consultant is not authorized to enter into any agreement on behalf of Unocal with any third party. Consultant shall not provide any service as an employee or agent of Unocal. Therefore, payments shall not constitute wages subject to Federal or State
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withholding taxes.  No services hereunder shall entitle Consultant to any Unocal employee benefit or privilege or in any way affect benefits paid to Consultant either currently or to be paid in the future in connection with any employee benefit plan of Unocal or any affiliated company. This Agreement shall not reduce or offset any fees or benefits the Consultant is otherwise entitled to as a Director of Unocal.

5.  Confidentiality
    ---------------

Any proprietary information relating to Unocal and/or its employees and their current or previous work shall continue to be and remain the sole and exclusive property of Unocal. Consultant shall not use such information, release such information, or allow the release of such information unless Unocal's CEO expressly so authorizes by written notice directed to Consultant. All confidentiality obligations shall survive this Agreement, including any extensions thereof.

This provision is not intended to limit Consultant providing services for others so long as confidential and/or proprietary information is not used or disclosed by Consultant in such activities.

6.  Services Performed
    ------------------

Consultant's service shall be those determined by Unocal's CEO.

7.  Death or Incompetency of Consultant
    -----------------------------------

Notwithstanding any other provision of this Agreement, if Consultant dies or is adjudged incompetent this Agreement shall terminate and no further payments shall be due for any period following the month in which such death or incapacity occurs. Any payment due will be made to Consultant's designated beneficiary after submission of proof of such event to Unocal on such forms as Unocal may require. If no beneficiary designation has been made, payment shall be to Consultant's spouse. If there is a dispute regarding the proper party to receive any payments under this Agreement, Unocal may make payment to a court having jurisdiction for the disposition of such amounts and, upon such payment, the obligations of Unocal under this Agreement shall be fully discharged.

8.  No Assignment of Payments
    -------------------------

Except for Consultant's designation of a beneficiary, Consultant's right to payments under this Agreement shall not be assigned.

Consultant's right to receive payments under this Agreement is not secured by any specific property or assets of Unocal or any of its subsidiaries.

9.  Applicable Law
    --------------

This Agreement has been delivered in California and shall be construed in accordance with and governed by the laws of California. Whenever possible each provision of this Agreement shall be interpreted so as to be valid under applicable law. However, if any provision of this Agreement shall be held invalid under applicable law by a Court having jurisdiction, such provision shall be ineffective only to the extent of such invalidity, without invalidating the remainder of such provision or the other provisions of this Agreement.

10. No Assignment or Subcontracting of Services
    -------------------------------------------

This Agreement is for Consultant's unique personal services. As such, Consultant may not assign or subcontract Consultant's performance hereunder without the prior express written agreement of Unocal's CEO, directed to Consultant. Any attempt to make such an assignment shall be void.
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11. Waiver
    ------

Neither Unocal nor Consultant shall be deemed to have waived any right available to either party under this Agreement or applicable law unless such waiver is set forth in a written notice signed by an authorized representative of the party to be bound and directed to the other party. Unless specifically stated in such notice, no waiver shall apply to any other right, howsoever available, or to the same right on a future occasion.

12. Modification
    ------------

This Agreement may not be altered or amended except by an agreement in writing signed by Consultant and by Unocal's CEO.

13. Entire Agreement
    ----------------

This Agreement is the entire Agreement between Consultant and Unocal and cancels and supersedes any previous agreement relating to the subject matter of this Agreement except any secrecy or confidentiality agreement.

14. Section Titles
    --------------

Section titles are for reference only and are without any substantive content whatsoever.

15. Rights in Work Produced
    -----------------------

Unocal shall have the right to all work produced by or for Consultant pursuant to this Agreement, including without limitation, computer programs, written reports, and scientific processes. This provision shall survive the termination of this Agreement, including any extensions thereof.



                                UNION OIL COMPANY OF CALIFORNIA dba:  UNOCAL


                                By: /s/ RICHARD J. STEGEMEIER
                                Print Name: Richard J. Stegemeier
                                Title: Chairman & Chief Executive Officer
                                Date: 4/26/93



CONSULTANT


Signature: /s/ CLAUDE S. BRINEGAR
Print Name: Claude S. Brinegar
Date: April 26, 1993